Exhibit 99.2

Capital Senior Living Corporation
Supplemental Information

	Communities		Resident Capacity
	Q1 05	Q1 04	Q1 05	Q1 04
Portfolio Data
I. Property Ownership / Management
Consolidated properties	29	31	4,831	4,831
Joint Venture properties (equity method)	10	10	1,867	1,867
Third party property managed	15	1	1,970	156

Total	54	42	8,668	6,854
Independent living			7,313	5,925
Assisted living			1,185	759
Skilled nursing			170	170

Total			8,668	6,854
II. Percentage of Operating Portfolio
Consolidated properties	53.7%	73.8%	55.7%	70.5%
Joint venture properties (equity method)	18.5%	23.8%	21.5%	27.2%
Third party property managed	27.8%	2.4%	22.7%	2.3%

Total	100.0%	100.0%	100.0%	100.0%
Independent living			84.4%	86.4%
Assisted living			13.7%	11.1%
Skilled nursing			2.0%	2.5%

Total			100.0%	100.0%
Selected Operating Results
I. Consolidated properties
Number of properties	29	31
Resident capacity	4,831	4,831
Number of units	4,321	4,321
Financial occupancy (1)	86.2%	83.9%
Revenue (in millions)	23.3	22.1
Operating expenses (in millions)	14.0	14.1
Operating margin	40%	36%
Average monthly rent	2,122	2,033
II. Waterford / Wellington properties
Number of properties (2)	17	17
Resident capacity / Units	2,426	2,426
Number of units	2,132	2,132
Financial occupancy (1)	87.3%	83.2%
Revenue (in millions)	9.9	9.1
Operating expenses (in millions)	5.9	6.0
Operating margin	40%	34%
Average monthly rent	1,777	1,712
III. Total Portfolio
Number of properties	54	42
Resident capacity / Units	8,668	6,854
Number of units	7,587	6,050
Financial occupancy (1)	84.0%	82.0%
Revenue (in millions)	40.4	31.8
Operating expenses (in millions)	23.1	19.6
Operating margin	43%	38%
Average monthly rent	2,138	2,139

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Capital Senior Living Corporation
Supplemental Information

	Communities		Resident Capacity
	Q1 05	Q1 04	Q1 05	Q1 04
IV. General and Administrative Expenses (in thousands)
Corporate	2,293	2,000
Percentage of revenues under management	5.7%	6.3%
Property	1,882	2,036
V. Consolidated Debt Information (in thousands, except for interest rates) Excludes insurance premium financing
Fixed rate debt	42,537	68,851
Variable rate debt, with a floor	—	51,173
Variable rate debt, with a cap	184,336	35,384
Variable rate debt, no cap or floor	27,548	105,474

Total debt	254,421	260,882

Fixed rate debt — weighted average rate	8.0%	7.8%
Variable rate debt — weighted average rate	5.7%	4.3%
Total debt — weighted average rate	6.1%	5.3%

(1)	Financial occupancy represents actual days occupied divided by total number of available days during the quarter.

(2)	Excludes Canton and Towne Centre expansions which were each consolidated with their main campus in December 2004.

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